UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2013

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the Stockholders of Argan, Inc. which was held on June 20, 2013 (the “2013 Annual Meeting”), the following five (5) matters were resolved by the stockholders of Argan, Inc. (the “Company”).

(1)	The election of the following eight (8) directors to the Board of Directors of the Company, each to serve until the 2014 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal.

•	Rainer H. Bosselmann

•	Henry A. Crumpton

•	Cynthia A. Flanders

•	William F. Griffin, Jr.

•	William F. Leimkuhler

•	W.G. Champion Mitchell

•	James W. Quinn

•	Brian R. Sherras

(2)	The approval of the amendment to the Company’s 2011 Stock Plan (the “Stock Plan”) in order to increase the number of shares of the Company’s common stock reserved for issuance under the Stock Plan from 500,000 to 1,250,000 shares.

(3)	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending January 31, 2014.

(4)	The nonbinding advisory approval of the Company’s executive compensation for the year ended January 31, 2013.

(5)	The nonbinding advisory approval of a one-year frequency for the nonbinding advisory vote on the Company’s executive compensation.

A schedule presenting the number of votes cast by the Company’s stockholders is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Results of the Voting at the 2013 Annual Meeting of the Stockholders of Argan, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: June 26, 2013	By:	/s/ Arthur F. Trudel
Arthur F. Trudel
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Results of the Voting at the 2013 Annual Meeting of the Stockholders of Argan, Inc.